UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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EQT CORPORATION
(Name of Registrant as Specified In Its Charter)

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The following news release was issued by EQT Corporation on March 25, 2019.

NEWS RELEASE

EQT FILES INVESTOR PRESENTATION AND REITERATES COMMITMENT TO GENERATE SUSTAINABLE FREE CASH FLOW

Operational Update Demonstrates Continued Successful Execution of New
Management Team’s Strategic Plan

Implemented Cost Saving Actions that Reduced Annual Cash Costs by
Approximately $150 Million

PITTSBURGH (March 25, 2019) — EQT Corporation (NYSE: EQT) today announced that it has released an investor presentation outlining its ongoing strategic plan to drive cost reductions across the business and generate sustainable free cash flow growth.

Highlights of the presentation, which is available at ir.eqt.com, include:

•            EQT has substantially reconstituted its Board of Directors and management team

•                  Refreshed Board: EQT appointed four new independent directors in November of 2018. The Board established an Operating and Capital Efficiency Committee in December; Committee members have strong reputations as efficient operators and substantial financial expertise.

•                  New Team: EQT’s management team includes a new Chief Executive Officer, Chief Financial Officer, General Counsel and Head of IR. Chief Operating Officer Gary Gould will assume his role in April.

•            EQT is committed to realizing efficiencies and driving down costs

•                  Operational Achievements: EQT is achieving the operational targets set out for the first quarter of 2019. The Company has made significant progress across drilling and completion operations. Highlights include approximately 90% of wells drilled over 12,000 feet on-time and on-budget and a 35% improvement in stages per crew per month. Stabilized operations and sustained focus on operational efficiencies are expected to continue driving improvements throughout 2019.

•                  Cost reductions: EQT has already implemented cost saving actions that reduced annual cash costs by approximately $150 million. This includes approximately $50 million of annual cost savings under EQT’s “Target 10% Initiative,” which aims to reduce cash costs by 10%. Continued successful execution of this initiative is expected to yield cost savings of $800 million over the next five years, $250 million of which has already been identified.

•            EQT’s team is demonstrating its ability to achieve and exceed financial objectives

•                  Fourth Quarter 2018: EQT delivered approximately $134 million of adjusted free cash flow (a non-GAAP measure) in the fourth quarter of 2018, above prior guidance. These strong results underscore EQT’s focus on enhancing operational efficiency to drive accelerated cash flow growth and shareholder value creation.

•                  Building on Strong Performance: EQT’s strong operational performance underpins the Company’s confidence in its financial forecast. EQT anticipates generating adjusted free cash flow (a non-GAAP measure) of approximately $300 to $400 million in 2019 and $2.9 billion over the next five years, up from the $2.7 billion announced in January — with the Company’s ongoing Target 10% Initiative providing incremental upside.

•                  First Quarter 2019 In-Line with Expectations: EQT expects first quarter 2019 sales volumes to come in at the high-end of the guidance range of 360 to 380 Bcfe while anticipating first quarter 2019 capital expenditures in-line with expectations. This supports the ongoing operational and capital efficiency efforts implemented by senior management.

“The new team at EQT is energized by our significant progress and the opportunities ahead of us, and we are working with urgency to unlock the enormous potential of the new EQT,” said Rob McNally, EQT’s president and chief executive officer. “We are turning EQT into a free cash flow machine and remain on track to deliver another quarter of strong financial and operational performance. The operating efficiencies we have implemented across EQT are allowing us to do more with less, including increasing lateral lengths across our program and increasing production. We are confident we will achieve our targets for 2019 and beyond. With world-class assets, a sound plan and a strong team committed to operational excellence, we look forward to building on our progress and delivering significant value to shareholders.”

NON-GAAP DISCLOSURES

Adjusted Free Cash Flow

Adjusted operating cash flow is defined as EQT’s net cash provided by operating activities less changes in other assets and liabilities, less EBITDA attributable to discontinued operations (a non-GAAP supplemental financial measure defined herein), plus interest expense attributable to discontinued operations and cash distributions from discontinued operations. Adjusted free cash flow is defined as adjusted operating cash flow less accrual-based capital expenditures attributable to continuing operations. Adjusted operating cash flow and adjusted free cash flow are non-GAAP supplemental financial measures that EQT’s management and external users of EQT’s consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess EQT’s liquidity. EQT believes that adjusted operating cash flow and adjusted free cash flow provide useful information to management and investors in assessing the impact of EQT’s ability to generate cash flow in excess of capital requirements and return cash to shareholders. Adjusted operating cash flow and adjusted free cash flow should not be considered as alternatives to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

EQT has not provided projected net cash provided by operating activities or reconciliations of projected adjusted operating cash flow and adjusted free cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. EQT is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. EQT is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its and customers’ payments, with accuracy to a specific day months in advance. Furthermore, EQT does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow and adjusted free cash flow, as applicable. Natural gas prices are volatile and out of EQT’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, EQT is unable to provide projected net cash provided by operating activities, or the related reconciliations of projected adjusted operating cash flow and adjusted free cash flow to projected net cash provided by operating activities, without unreasonable effort.

The table below reconciles adjusted operating cash flow and adjusted free cash flow with net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP, as derived from the Statements of Consolidated Cash Flows to included in EQT’s report on Form 10-K for the year ended December 31, 2018.

$ in thousands	Three Months Ended December 31, 2018	Year Ended December 31, 2018
Net cash provided by operating activities	$530,866	$2,976,256
Add back / (deduct) changes in other assets and liabilities	261,216	119,495
Operating cash flow	792,082	3,095,751
(Deduct) / add back:
EBITDA attributable to discontinued operations (a)	(118,934)	(988,291)
Interest expense attributable to discontinued operations	19,452	88,300
Cash distributions from discontinued operations (b)	—	280,401
Adjusted operating cash flow	692,600	2,476,161
(Deduct):
Capital expenditures attributable to continuing operations	(558,351)	(2,739,103)
Adjusted free cash flow	$134,249	$(262,942)

(a)         As a result of the separation of Equitrans Midstream Corporation, the results of operations of Equitrans Midstream Corporation are presented as discontinued operations in EQT’s Statements of Consolidated Operations. EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure reconciled herein.

(b)         Cash distributions from discontinued operations represents the cash distributions payable from EQM Midstream Partners, LP, EQGP Holdings, LP and RM Partners LP (EQT’s former midstream affiliates) to EQT for the year ended December 31, 2018.

EBITDA Attributable to Discontinued Operations

EBITDA attributable to discontinued operations is a non-GAAP supplemental financial measure defined as net income from discontinued operations, plus interest expense, income tax expense, depreciation, amortization and impairment of goodwill attributable to discontinued operations for the three months and years ended December 31, 2018.

The table below reconciles EBITDA attributable to discontinued operations with (loss) income from discontinued operations, net of tax, the most comparable financial measure calculated in accordance with GAAP, as reported in the Statements of Consolidated Operations included in EQT’s report on Form 10-K for the year ended December 31, 2018.

$ in thousands	Three Months Ended December 31, 2018	Year Ended December 31, 2018
(Loss) income from discontinued operations, net of tax	$(163,911)	$373,762
Add back / (deduct):
Interest expense	19,425	88,300
Income tax (benefit) expense	(31,575)	61,643
Depreciation	22,243	160,701
Amortization of intangible assets	4,847	36,007
Impairment of goodwill	267,878	267,878
EBITDA attributable to discontinued operations	$118,934	$988,291

About EQT Corporation

EQT Corporation is a natural gas production company with emphasis in the Appalachian Basin and operations throughout Pennsylvania, West Virginia and Ohio. With 130 years of experience and a long-standing history of good corporate citizenship, EQT is the largest producer of natural gas in the United States. As a leader in the use of advanced horizontal drilling technology, EQT is committed to minimizing the impact of drilling-related activities and reducing its overall environmental footprint. Through safe and responsible operations, EQT is helping to meet our nation’s demand for clean-burning energy, while continuing to provide a rewarding workplace and support for activities that enrich the communities where its employees live and work. Visit EQT Corporation at www.EQT.com; and to learn more about EQT’s sustainability efforts, please visit csr.eqt.com.

Cautionary Statements

This news release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this news release specifically include the expectations of plans, strategies, objectives and growth, and anticipated financial and operational performance of the Company and its subsidiaries, including projected sales volumes; projected reductions in expenses, capital costs and well costs; projected capital efficiency and cash savings and other operating efficiencies associated with the Company’s shift to a steady operating cadence and the Company’s ability to achieve such efficiencies; and projected adjusted free cash flow. These statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2018, as updated by any subsequent Form 10-Qs, and those set forth in the other documents the Company files from time to time with the SEC. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Important Information

EQT Corporation (the Company) intends to file a proxy statement and associated GOLD proxy card with the Securities and Exchange Commission (the SEC) in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the 2019 Annual Meeting). Details concerning the nominees of the Company’s Board of Directors for election at the 2019 Annual Meeting will be included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, when it becomes available, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy at EQT, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings.

Participants in the Solicitation

The Company, its directors and certain of its executive officers will be deemed participants in the solicitation of proxies from shareholders in respect of the 2019 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s Current Report on Form 8-K filed on March 7, 2019, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 14, 2019, the Company’s Current Reports on Form 8-K filed on November 13, 2018, October 25, 2018 (Accession No. 0001104659-18-063798), October 25, 2018 (Accession No. 0001104659-18-063732), September 4, 2018,

and August 9, 2018 and the Company’s definitive proxy statement for the 2018 Annual Meeting of Shareholders, filed with the SEC on April 27, 2018. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in (or are not set forth in) the proxy statement for the 2018 Annual Meeting of Shareholders, such changes (or initial ownership information and subsequent changes) have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC, if and when they become available.

Contacts

Analyst inquiries please contact:

Blake McLean — Senior Vice President, Investor Relations and Strategy

412.395.3561

bmclean@eqt.com

Media inquiries please contact:

Linda Robertson — Media Relations & Brand Manager

412.553.7827

lrobertson@eqt.com

or

Dan Katcher / Andrew Siegel / Joseph Sala

Joele Frank, Wilkinson Brimmer Katcher

212.355.4449

Source: EQT Corporation